55 Water Street New York, NY 10041 www.spglobal.com Press Release For Immediate Release

S&P Global Reports Second Quarter Results

New York, NY, July 28, 2026 – S&P Global (NYSE: SPGI) today reported second quarter results. This earnings release and supplemental materials are available at http://investor.spglobal.com/Quarterly-Earnings.
The Company reported second-quarter 2026 GAAP revenue of $4.146 billion, an increase of 10% compared to the second quarter of 2025. Second quarter GAAP operating profit increased 17% to $1.812 billion, GAAP net income increased 14% to $1.217 billion and GAAP diluted earnings per share increased 18% to $4.12. To exclude the impact of Mobility, the Company reported on a pro forma basis that revenue increased 11% to $3.678 billion, operating profit increased 21% to $1.757 billion, and net income increased 22% to $1.205 billion, with diluted earnings per share increasing 26% to $4.08.
The Company completed the spin-off of its Mobility division, creating an independent public company, Mobility Global (NYSE: MBGL), on July 1, 2026. In a press release dated July 6, 2026, the Company provided pro forma and recast financial results for the four quarters of 2025, full-year 2025, and the first quarter of 2026, which exclude Mobility and reflect updated division composition and expense allocation methodologies.
Pro forma revenue below refers to Article 11 pro forma revenue on a consolidated basis; GAAP revenue for Ratings and Indices; and adjusted (as recast) revenue for Energy and Market Intelligence to reflect updated division composition. Adjusted operating profit, adjusted operating margin, adjusted expenses, and adjusted diluted EPS are presented on a pro forma non-GAAP adjusted basis for consolidated results. In the second quarter, adjusted operating profit increased 15% to $1.998 billion, and adjusted diluted EPS increased 23% to $4.83.

•The Company reported pro forma revenue of $3.678 billion, which increased 11% year over year.

•Pro forma operating margin increased 410 basis points and adjusted operating margin increased 200 basis points, driving 26% growth in pro forma diluted EPS and 23% growth in adjusted diluted EPS, respectively, year over year.

•In the second quarter, the Company repurchased $500 million in shares, and has repurchased $1.5 billion in shares year-to-date. The Company now expects to repurchase more than $7 billion in shares in total in 2026.

•2026 guidance calls for revenue growth of 5.9% to 7.9%, and organic constant currency growth of 6.0% to 8.0%, both excluding Mobility.

"We delivered another strong quarter, with record results in two of our benchmark businesses - Ratings and Indices - and we successfully launched Mobility Global on July 1, as an independent, public company.
Post spin, we have a sharper focus on our four core divisions, having also made organizational changes in Market Intelligence and combined our supply chain products within our Energy division. Additionally, we have seen continued rapid adoption and expansion of our AI solutions.
All of this, along with the dedication and talent of our employees, positions us well for increasingly profitable long-term growth."
Martina Cheung
President and CEO

Second Quarter 2026 Pro Forma Revenue

Note: Revenue figures reflect intersegment eliminations of $49M and $53M in 2Q '25 and 2Q '26, respectively. Adjusted revenue includes the impact of business transfers in Market Intelligence and Energy, as reflected in Exhibit 6. Consolidated revenue refers to Article 11 pro forma revenue. See Exhibit 5 for reported Article 11 pro forma revenues.

Second Quarter 2026 Pro Forma Operating Profit, Expense, and Margin

Note: To exclude Mobility, and reflect the Company's other non-GAAP adjustments, adjusted results refer to pro forma revenue, as reflected in Exhibit 5, and pro forma non-GAAP adjusted expenses, operating profit, and operating margin, each as reflected in Exhibit 6.

The Company’s second-quarter reported operating profit margin increased by 410 basis points to 47.8%, and adjusted operating profit margin increased 200 basis points to 54.3%. Margin improvement on both a GAAP and adjusted basis was driven primarily by growth and margin expansion in the Company's Ratings, Indices, and Market Intelligence divisions.

Second Quarter 2026 Pro Forma Diluted Earnings Per Share

	2Q '26	2Q '25	y/y change
Reported	$4.08	$3.23	26%
Adjusted	$4.83	$3.92	23%

On a pro forma basis, second quarter diluted earnings per share increased 26% to $4.08 primarily due to a 22% increase in net income, and a 3% reduction in diluted shares outstanding.

On a pro forma non-GAAP adjusted basis, diluted earnings per share increased 23% to $4.83 due to a 19% increase in adjusted net income and a 3% reduction in diluted shares outstanding. Currency positively impacted both pro forma and pro forma non-GAAP adjusted diluted EPS by $0.03.

The largest non-core adjustment to earnings in the second quarter of 2026 was for deal-related amortization.

Full-Year 2026 Outlook

	GAAP	Adjusted
Revenue growth	5.9% to 7.9%	5.9% to 7.9%
Organic, Constant Currency Revenue growth	--	6.0% to 8.0%
Corporate Unallocated Expense	$205 to $215 million	$185 to $195 million
Deal-related Amortization	~$785 million	~$785 million
Operating Profit Margin expansion	335 to 360 bps	35 to 60 bps
Operating Profit Margin expansion, excluding OSTTRA	--	75 to 100 bps
Interest Expense, net	$365 to $385 million	$390 to $410 million
Tax Rate	22% to 23%	22% to 23%
Diluted EPS	$16.35 to $16.60	$17.50 to $17.75
Capital Expenditures	$190 to $210 million	$190 to $210 million

Effective July 1, 2026, the operations of Mobility will qualify as discontinued operations for the full year 2026 results. GAAP financial guidance in the table above refers to expected results from continuing operations for the full year 2026.

Adjusted financial guidance in the table above refers to non-GAAP adjusted results and is projected against the pro forma non-GAAP adjusted financials for the full year 2025 that the Company provided in a press release dated July 6, 2026.

Current adjusted financial guidance is not directly comparable to prior guidance. Prior adjusted financial guidance assumed a full-year contribution from Mobility. Prior to this release, the Company had not previously provided GAAP guidance for 2026.

Non-GAAP adjusted guidance excludes amortization of intangibles related to acquisitions, and acquisition and disposition-related costs.

As previously announced, the Board of Directors has authorized a quarterly cash dividend of $0.97.

Supplemental Information/Conference Call/Webcast Details: The Company’s senior management will review the second quarter 2026 earnings results on a conference call scheduled for today, July 28, at 8:30 a.m. EDT. Additional information presented on the conference call, and the Company’s supplemental slide content may be found on the Company’s Investor Relations Website at http://investor.spglobal.com/Quarterly-Earnings.

The Webcast will be available live and in replay at http://investor.spglobal.com/Quarterly-Earnings.

Telephone access is available. U.S. participants may call (888) 603-9623; international participants may call +1 (630) 395-0220 (long-distance charges will apply). The passcode is “S&P Global” and the conference leader is Martina Cheung. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until August 28, 2026. U.S. participants may call (866) 360-7720; international participants may call +1 (203) 369-0172 (long-distance charges will apply). No passcode is required.

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). Company financial results are presented on an as-reported basis, and on a pro forma basis as if the Mobility spin-off had closed on January 1, 2023, for periods including fiscal years 2023, 2024 and 2025, and the three and six months ended June 30, 2026; the pro forma basis agrees to the Company’s unaudited pro forma combined consolidated financial information presented in accordance with Article 11 of Regulation S-X. The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted (as recast) segment revenue; organic revenue; organic constant currency revenue; pro forma organic revenue; pro forma organic revenue constant currency basis; adjusted net income; pro forma non-GAAP adjusted net income; adjusted diluted EPS; pro forma non-GAAP adjusted diluted EPS; adjusted operating profit and margin; pro forma non-GAAP adjusted operating profit and margin; adjusted expenses; pro forma non-GAAP adjusted expenses; adjusted corporate unallocated expense; pro forma non-GAAP adjusted corporate unallocated expense; adjusted deal-related amortization; adjusted interest expense, net; pro forma non-GAAP adjusted interest expense, net; adjusted provision for income taxes; pro forma non-GAAP adjusted provision for income taxes; adjusted effective tax rate; pro forma non-GAAP adjusted effective tax rate; adjusted equity in income on unconsolidated subsidiaries; free cash flow; and adjusted free cash flow, excluding certain items.

The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP on Exhibits 6, 8, and 9. The Company is not able to provide reconciliations of certain forward-looking non-GAAP financial measures to comparable GAAP measures because certain items required for such reconciliations are outside of the Company's control and/or cannot be reasonably predicted without unreasonable effort.

The Company's non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that, in the case of non-GAAP financial measures other than free cash flow and adjusted free cash flow, excluding certain items, enables investors to better compare the Company's performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. The Company believes that the presentation of free cash flow and adjusted free cash flow, excluding certain items allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management and that such measures are useful in evaluating the cash available to us to prepay debt, make strategic acquisitions and investments, and repurchase stock. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

▪worldwide economic, financial, political, regulatory, and geopolitical conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs and disruptions to shipping in connection with the military conflict in the Middle East), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
▪the volatility and health of debt, equity, commodities and energy markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;
▪the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
▪the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
▪the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
▪concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
▪the level of merger and acquisition activity in the United States and abroad;
▪the level of the Company’s future cash flows and capital investments;
▪the effect of competitive products (including those incorporating artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;
▪the impact of customer cost-cutting pressures;
▪a decline in the demand for our products and services by our customers and other market participants;
▪our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
▪the introduction of competing products (including those developed by AI) or technologies by other companies;
▪our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;
▪our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
▪our ability to successfully navigate key organizational changes;
▪the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
▪the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
▪the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
▪consolidation of the Company’s customers, suppliers or competitors;

▪the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
▪the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
▪the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
▪the impact of changes in applicable tax or accounting requirements on the Company;
▪the ability of the separation of Mobility Global to qualify for tax-free treatment for U.S. federal income tax purposes;
▪any disruption to the Company’s business in connection with the separation of Mobility Global; and
▪any loss of synergies from separating the businesses of Mobility Global and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility Global not realizing all of the expected benefits of the separation.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K.

About S&P Global

S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to navigating the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world's leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today. Learn more at www.spglobal.com.

Investor Relations: http://investor.spglobal.com

Contact:

Investor Relations:
Mark Grant
Senior Vice President, Investor Relations and Treasurer
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer
Tel: +1 (646) 407-3001
christina.twomey@spglobal.com

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Exhibit 1
S&P Global
Condensed Consolidated Statements of Income
Three and six months ended June 30, 2026 and 2025
(dollars in millions, except per share data)

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change

Revenue	$4,146	$3,755	10%	$8,318	$7,532	10%
Expenses	2,345	2,218	6%	4,690	4,428	6%
Gain on dispositions	(11)	(3)	N/M	(186)	(3)	N/M
Equity in income on unconsolidated subsidiaries	—	(11)	N/M	—	(22)	N/M
Operating profit	1,812	1,551	17%	3,814	3,129	22%
Other income, net	(4)	(28)	86%	(6)	(23)	75%
Interest expense, net	87	77	13%	182	154	18%
Income before taxes on income	1,729	1,502	15%	3,638	2,998	21%
Provision for taxes on income	406	342	19%	810	667	21%
Net income	1,323	1,160	14%	2,828	2,331	21%
Less: net income attributable to noncontrolling interests	(106)	(88)	(20)%	(215)	(170)	(26)%
Net income attributable to S&P Global Inc.	$1,217	$1,072	14%	$2,613	$2,161	21%

Earnings per share attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.12	$3.50	18%	$8.82	$7.05	25%
Diluted	$4.12	$3.50	18%	$8.81	$7.04	25%

Weighted-average number of common shares outstanding:
Basic	295.4	305.9		296.4	306.6
Diluted	295.5	306.1		296.6	306.9

Actual shares outstanding at period end				294.8	305.3

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.

Exhibit 2
S&P Global
Condensed Consolidated Balance Sheets
June 30, 2026 and December 31, 2025
(dollars in millions)

(unaudited)	June 30,	December 31,
	2026	2025

Assets:
Cash, cash equivalents, and restricted cash	$4,141	$1,745
Other current assets	4,448	4,355
Assets held for sale [1]	120	196
Total current assets	8,709	6,296
Property and equipment, net	254	278
Right of use assets	392	413
Goodwill and other intangible assets, net	52,043	52,746
Equity investments in unconsolidated subsidiaries	613	603
Other non-current assets	895	864
Total assets	$62,906	$61,200

Liabilities and Equity:
Short-term debt	$2,572	$718
Unearned revenue	3,929	4,088
Other current liabilities	2,596	2,788
Liabilities held for sale [1]	28	43
Long-term debt	12,598	12,370
Lease liabilities — non-current	452	494
Deferred tax liability — non-current	3,150	3,262
Pension, other postretirement benefits and other non-current liabilities	941	1,285
Total liabilities	26,266	25,048
Redeemable noncontrolling interests	5,024	4,917
Total equity	31,616	31,235
Total liabilities and equity	$62,906	$61,200

1 Assets and liabilities held for sale relate to the anticipated divestiture of Energy’s geoscience and petroleum engineering software portfolio and the divestitures of the Enterprise Data Management and thinkFolio businesses within our Market Intelligence segment as of June 30, 2026 and December 31, 2025, respectively. Additionally, assets held for sale include fixed assets related to our facility in Centennial, Colorado as of December 31, 2025.

Exhibit 3
S&P Global
Condensed Consolidated Statements of Cash Flows
Six months ended June 30, 2026 and 2025
(dollars in millions)

(unaudited)	2026	2025

Operating Activities:
Net income	$2,828	$2,331
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	64	51
Amortization of intangibles	551	537
Deferred income taxes	(114)	(138)
Stock-based compensation	95	92
Gain on dispositions	(186)	(3)
Other	104	267
Net changes in other operating assets and liabilities	(866)	(739)
Cash provided by operating activities	2,476	2,398

Investing Activities:
Capital expenditures	(65)	(104)
Acquisitions, net of cash acquired	(26)	(25)
Proceeds from dispositions, net	361	15
Changes in short-term investments	(18)	(17)
Cash provided by (used for) investing activities	252	(131)

Financing Activities:
Additions to short-term debt, net	110	—
Proceeds from issuance of senior notes, net	1,986	—
Payments on senior notes	(3)	(4)
Dividends paid to shareholders	(575)	(589)
Distributions to noncontrolling interest holders	(162)	(168)
Repurchase of treasury shares	(1,500)	(1,301)
Employee withholding tax on share-based payments, excise tax payments on share repurchases, contingent consideration payments and other	(148)	(100)
Cash used for financing activities	(292)	(2,162)
Effect of exchange rate changes on cash	(40)	76
Net change in cash, cash equivalents, and restricted cash	2,396	181
Cash, cash equivalents, and restricted cash at beginning of period	1,745	1,666
Cash, cash equivalents, and restricted cash at end of period	$4,141	$1,847

Exhibit 4

S&P Global
Operating Results by Segment
Three and six months ended June 30, 2026 and 2025
(dollars in millions)

(unaudited)	Three Months			Six Months
	Revenue			Revenue

	2026	2025	% Change	2026	2025	% Change

Ratings	$1,339	$1,148	17%	$2,641	$2,297	15%
Indices	534	446	20%	1,053	891	18%
Energy	568	555	2%	1,221	1,167	5%
Market Intelligence	1,290	1,217	6%	2,586	2,416	7%
Mobility	468	438	7%	921	858	7%
Intersegment Elimination	(53)	(49)	(7)%	(104)	(97)	(7)%
Total revenue	$4,146	$3,755	10%	$8,318	$7,532	10%

	Expenses			Expenses
	2026	2025	% Change	2026	2025	% Change

Ratings (a)	$426	$433	(2)%	$847	$826	3%
Indices (b)	161	137	17%	308	267	15%
Energy (c)	335	322	4%	701	678	3%
Market Intelligence (d)	997	958	4%	1,853	1,938	(4)%
Mobility (e)	364	334	9%	724	668	8%
Corporate Unallocated expense (f)	104	80	31%	175	145	21%
Equity in Income on Unconsolidated Subsidiaries (g)	—	(11)	N/M	—	(22)	N/M
Intersegment Elimination	(53)	(49)	(7)%	(104)	(97)	(7)%
Total expenses	$2,334	$2,204	6%	$4,504	$4,403	2%

	Operating Profit			Operating Profit

	2026	2025	% Change	2026	2025	% Change
Ratings (a)	$913	$715	28%	$1,794	$1,471	22%
Indices (b)	373	309	21%	745	624	19%
Energy (c)	233	233	—%	520	488	6%
Market Intelligence (d)	293	259	13%	733	479	53%
Mobility (e)	104	104	(1)%	197	190	4%
Total reportable segments	1,916	1,620	18%	3,989	3,252	23%
Corporate Unallocated expense (f)	(104)	(80)	(31)%	(175)	(145)	(21)%
Equity in Income on Unconsolidated Subsidiaries (g)	—	11	N/M	—	22	N/M
Total operating profit	$1,812	$1,551	17%	$3,814	$3,129	22%

N/M - Represents a change equal to or in excess of 100% or not meaningful
(a)    The three and six months ended June 30, 2026 include employee severance charges of $8 million. The three and six months ended June 30, 2025 include employee severance charges of $8 million and $10 million, respectively, and legal costs of $27 million. Additionally, amortization of intangibles from acquisitions of $1 million and $2 million is included for the three months ended June 30, 2026 and 2025, respectively, and $2 million and $4 million for the six months ended June 30, 2026 and 2025, respectively.

Exhibit 4

(b)    The three and six months ended June 30, 2026 include employee severance charges of $1 million and employee-related costs of $1 million and $2 million, respectively. The six months ended June 30, 2026 include acquisition-related costs of $1 million. Additionally, amortization of intangibles from acquisitions of $10 million and $9 million is included for the three months ended June 30, 2026 and 2025, respectively, and $20 million and $18 million for the six months ended June 30, 2026 and 2025, respectively.
(c)    The three and six months ended June 30, 2026 include employee severance charges of $8 million, asset impairment of $4 million, acquisition-related costs of $3 million and disposition-related costs of $2 million and $3 million, respectively. The three and six months ended June 30, 2025 include employee severance charges of $4 million and $10 million, respectively. Additionally, amortization of intangibles from acquisitions of $33 million is included for the three months ended June 30, 2026 and 2025, respectively, and $65 million for the six months ended June 30, 2026 and 2025, respectively.
(d) The three and six months ended June 30, 2026 include employee severance charges of $15 million, acquisition-related costs of $2 million and $12 million, respectively, a statutorily required labor law accrual adjustment of $2 million and disposition-related costs of $1 million and $4 million, respectively. The six months ended June 30, 2026 include a gain on disposition of $172 million. The three and six months ended June 30, 2025 include employee severance charges of $19 million and $33 million, respectively, acquisition-related costs of $4 million and $10 million, respectively, a gain on disposition of $3 million and disposition-related costs of $2 million and $3 million, respectively. The six months ended June 30, 2025 includes Executive Leadership Team transition costs of $4 million. Additionally, amortization of intangibles from acquisitions of $153 million and $150 million is included for the three months ended June 30, 2026 and 2025, respectively, and $309 million and $297 million for the six months ended June 30, 2026 and 2025, respectively.
(e)    The three and six months ended June 30, 2026 include disposition-related costs of $21 million and $34 million, respectively. The three and six months ended June 30, 2025 include employee severance charges of $5 million. Additionally, amortization of intangibles from acquisitions of $76 million is included for the three months ended June 30, 2026 and 2025, and $152 million for the six months ended June 30, 2026 and 2025.
(f)    The three and six months ended June 30, 2026 include disposition-related costs of $56 million and $78 million, respectively, gain on disposition of $11 million and $14 million, respectively, employee severance charges of $11 million, and acquisition-related costs of $1 million. The six months ended June 30, 2026 include lease impairments of $5 million. The three and six months ended June 30, 2025 include include employee severance charges of $12 million and $23 million, respectively, disposition-related costs of $9 million and $10 million, respectively, Executive Leadership Team transition costs of $5 million and $13 million, respectively, lease impairments of $2 million and $7 million, respectively, acquisition-related costs of $1 million and $2 million, respectively, legal costs of $2 million and an asset write-off of $1 million. Additionally, amortization of intangibles from acquisitions of $2 million and $1 million is included for the three months ended June 30, 2026 and 2025, respectively, and $3 million and $1 million for the six months ended June 30, 2026 and 2025, respectively.
(g)    Amortization of intangibles from acquisitions of $13 million and $26 million is included for the three and six months ended June 30, 2025, respectively.

Exhibit 5
Unaudited Pro Forma Condensed Consolidated Statements of Income
The unaudited pro forma condensed consolidated statements of income have been derived from the Company's historical consolidated statements of income and give effect to the Separation. The following unaudited pro forma condensed consolidated statements of income for the three and six months ended June 30, 2026 and 2025 reflect the Company's results as if the Separation had occurred as of January 1, 2023 in that they reflect the reclassification of Mobility as discontinued operations for all periods presented. The adjustments in the "Transaction Accounting Adjustments" column in the unaudited pro forma condensed consolidated statements of income for the three and six months ended June 30, 2026 give effect to the Separation and the related transactions as if they had occurred as of January 1, 2025.

The unaudited pro forma condensed consolidated statements of income have been prepared based on the best available information and management estimates and are subject to the assumptions and adjustments described below and in the accompanying notes to statements of income. They are not intended to be a complete presentation of the Company's results of operations had the Separation occurred for the periods indicated. In addition, the unaudited pro forma condensed consolidated statements of income are provided for illustrative and information purposes only and are not necessarily indicative of the Company's future results of operations had the Separation and related transactions been completed on the dates assumed. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated statements of income should be read in conjunction with the Company's historical consolidated statements of income and accompanying notes.

Exhibit 5
S&P Global
Unaudited Pro Forma Condensed Consolidated Statements of Income
Three and six months ended June 30, 2026 and 2025
(dollars in millions, except per share data)

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change

Revenue	$3,678	$3,317	11%	$7,397	$6,674	11%
Operating-related expenses	1,026	905	14%	2,126	2,010	6%
Selling and general expenses	678	760	(11)%	1,317	1,322	—%
Depreciation	29	22	30%	57	44	30%
Amortization of intangibles	199	194	3%	399	386	3%
Expenses	1,932	1,881	3%	3,899	3,762	4%
Gain on dispositions	(11)	(3)	N/M	(186)	(3)	N/M
Equity in income on unconsolidated subsidiaries	—	(11)	N/M	—	(22)	N/M
Operating profit	1,757	1,450	21%	3,684	2,937	25%
Other income, net	(4)	(28)	86%	(6)	(23)	75%
Interest expense, net	83	77	8%	179	154	16%
Income from continuing operations before taxes on income	1,678	1,401	20%	3,511	2,806	25%
Provision for taxes on income	367	325	13%	757	640	18%
Net income from continuing operations	1,311	1,076	22%	2,754	2,166	27%
Less: net income attributable to noncontrolling interests	(106)	(88)	(20)%	(215)	(170)	(26)%
Net income from continuing operations attributable to S&P Global Inc.	$1,205	$988	22%	$2,539	$1,996	27%

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.08	$3.23	26%	$8.57	$6.51	32%
Diluted	$4.08	$3.23	26%	$8.56	$6.50	32%

Weighted-average number of common shares outstanding:
Basic	295.4	305.9		296.4	306.6
Diluted	295.5	306.1		296.6	306.9

Note - Quarterly information for the quarters within fiscal 2025 reflect the quarterization of S&P Global’s July 6, 2026 Article 11 Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2025. Refer to Exhibit 99.2 of the current report on Form 8-K furnished on July 28, 2026 for more information.

Exhibit 5
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended June 30, 2026
(dollars in millions, except per share data)

(unaudited)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$4,146	$468	$3,678			$3,678
Expenses:
Operating-related expenses	1,159	133	1,026			1,026
Selling and general expenses	879	195	684	(6)	(b)	678
Depreciation	32	3	29			29
Amortization of intangibles	275	76	199			199
Total expenses	2,345	407	1,938	(6)		1,932
Gain on dispositions	(11)	—	(11)			(11)
Operating profit	1,812	61	1,751	6		1,757
Other income, net	(4)	—	(4)			(4)
Interest expense, net	87	4	83			83
Income from continuing operations before taxes on income	1,729	57	1,672	6		1,678
Provision for taxes on income	406	40	366	1	(c)	367
Net income from continuing operations	1,323	17	1,306	5		1,311
Less: net income attributable to noncontrolling interests	(106)	—	(106)			(106)
Net income from continuing operations attributable to S&P Global Inc.	$1,217	$17	$1,200	$5		$1,205

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.12					$4.08
Diluted	$4.12					$4.08
Weighted-average number of common shares outstanding:
Basic	295.4					295.4
Diluted	295.5					295.5

Exhibit 5
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2026
(dollars in millions, except per share data)

(unaudited)	Historical	Mobility Discontinued Operations (Note a)	S&P Global Continuing Operations (Subtotal)	Transaction Accounting Adjustments		Pro Forma
Revenue	$8,318	$921	$7,397			$7,397
Expenses:
Operating-related expenses	2,394	268	2,126			2,126
Selling and general expenses	1,681	351	1,330	(13)	(b)	1,317
Depreciation	64	7	57			57
Amortization of intangibles	551	152	399			399
Total expenses	4,690	778	3,912	(13)		3,899
Gain on dispositions	(186)	—	(186)			(186)
Operating profit	3,814	143	3,671	13		3,684
Other income, net	(6)	—	(6)			(6)
Interest expense, net	182	3	179			179
Income from continuing operations before taxes on income	3,638	140	3,498	13		3,511
Provision for taxes on income	810	56	754	3	(c)	757
Net income from continuing operations	2,828	84	2,744	10		2,754
Less: net income attributable to noncontrolling interests	(215)	—	(215)			(215)
Net income from continuing operations attributable to S&P Global Inc.	$2,613	$84	$2,529	$10		$2,539

Earnings per share from continuing operations attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$8.82					$8.57
Diluted	$8.81					$8.56
Weighted-average number of common shares outstanding:
Basic	296.4					296.4
Diluted	296.6					296.6
Note - Refer to S&P Global’s July 6, 2026 Article 11 Pro Forma Condensed Consolidated Statement of Income for the three months ended March 31, 2026. Refer to Exhibit 99.2 of the current report on Form 8-K furnished on July 28, 2026 for more information.
Note - Certain historical amounts have been reclassified to conform with current presentation
Mobility Discontinued Operations
(a) Reflects the operations of Mobility that will qualify as discontinued operations in accordance with the guidance set forth in ASC 205, Presentation of Financial Statements. This includes the assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that are directly related to the Separation. Certain liabilities and general corporate overhead expenses that were not specifically related to Mobility were excluded, as they did not meet the discontinued operations criteria including:

Exhibit 5
i.General corporate overhead costs which were historically allocated to Mobility that included labor and non-labor expenses related to the Company’s corporate support functions (e.g. finance, accounting, treasury, information technology, legal, among others) that historically provided support to Mobility.
ii.The impact of intercompany purchases and sales between the Company and Mobility that were eliminated in consolidation.

Transaction Accounting Adjustments

(b) Reflects the impact of a Transition Services Agreement whereby S&P Global will provide certain post separation services to Mobility Global on a transitional basis. A pro forma adjustment reducing selling and general expenses by $6 million and $13 million for the three and six months ended June 30, 2026 is reflected for this contractual arrangement.

(c) Represents $1 million and $3 million for the three and six months ended June 30, 2026 of the income tax pro forma adjustments, respectively. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income including the pre-tax pro forma adjustment described in note (b) above.

Exhibit 6
S&P Global
Operating Results - Recast/Pro Forma Financial Information
Three and six months ended June 30, 2026 and 2025
(dollars in millions, except per share amounts)

(unaudited)		Three Months			Six Months
		2026	2025	% Change	2026	2025	% Change

Ratings	Revenue	$1,339	$1,148	17%	$2,641	$2,297	15%

Indices	Revenue	$534	$446	20%	$1,053	$891	18%

Energy	Revenue	$568	$555	2%	$1,221	$1,167	5%
	Transfers (a)	55	52		127	120
	Adjusted (as recast)	$623	$607	3%	$1,348	$1,287	5%

Market Intelligence	Revenue	$1,290	$1,217	6%	$2,586	$2,416	7%
	Transfers (a)	(55)	(52)		(127)	(120)
	Adjusted (as recast)	$1,235	$1,165	6%	$2,459	$2,296	7%

Intersegment Elimination	Intersegment elimination	$(53)	$(49)	(7)%	$(104)	$(97)	(7)%

Pro Forma SPGI	Pro forma revenue	$3,678	$3,317	11%	$7,397	$6,674	11%

(unaudited)		Three Months			Six Months
		2026	2025	% Change	2026	2025	% Change

Ratings	Expenses	$426	$433	(2)%	$847	$826	3%
	Transfers (a)	1	1		2	2
	Allocation changes (b)	4	1		7	1
	Pro forma recast expenses	432	436		857	829
	Non-GAAP adjustments (c)	(8)	(35)		(8)	(38)
	Deal-related amortization	(1)	(2)		(2)	(4)
	Pro forma non-GAAP adjusted expenses	$422	$398	6%	$846	$788	7%

Indices	Expenses	$161	$137	17%	$308	$267	15%
	Allocation changes (b)	4	3		8	6
	Pro forma recast expenses	164	140		316	273
	Non-GAAP adjustments (d)	(3)	—		(4)	—
	Deal-related amortization	(10)	(9)		(20)	(18)
	Pro forma non-GAAP adjusted expenses	$152	$131	16%	$292	$254	15%

Exhibit 6

Energy	Expenses	$335	$322	4%	$701	$678	3%
	Transfers (a)	29	25		60	53
	Allocation changes (b)	12	13		26	25
	Pro forma recast expenses	376	360		786	757
	Non-GAAP adjustments (e)	(15)	(4)		(19)	(11)
	Deal-related amortization	(33)	(33)		(65)	(65)
	Pro forma non-GAAP adjusted expenses	$327	$323	1%	$703	$681	3%

Market Intelligence	Expenses	$997	$958	4%	$1,853	$1,938	(4)%
	Transfers (a)	(30)	(26)		(62)	(55)
	Allocation changes (b)	(3)	(1)		(9)	1
	Pro forma recast expenses	964	931		1,781	1,884
	Non-GAAP adjustments (f)	(20)	(21)		140	(47)
	Deal-related amortization	(153)	(150)		(309)	(297)
	Pro forma non-GAAP adjusted expenses	$791	$760	4%	$1,613	$1,539	5%

Corporate Unallocated Expense	Corporate Unallocated expense	$104	$80	31%	$175	$145	21%
	Allocation changes (b)	(59)	(10)		(87)	(14)
	Transaction accounting adjustments	(6)	(9)		(13)	(17)
	Pro forma recast Corporate Unallocated expenses	39	61		75	114
	Non-GAAP adjustments (g)	5	(16)		9	(34)
	Deal-related amortization	(2)	(1)		(3)	(1)
	Pro forma non-GAAP adjusted Corporate Unallocated expenses	$42	$43	(4)%	$82	$79	4%

Equity in Income on Unconsolidated Subsidiaries	Equity in income on unconsolidated subsidiaries	$—	$(11)	N/M	$—	$(22)	N/M
	Deal-related amortization	—	(13)		—	(26)
	Adjusted equity in income on unconsolidated subsidiaries	$—	$(23)	N/M	$—	$(48)	N/M

Pro Forma SPGI	Pro forma expenses	$1,921	$1,867	3%	$3,713	$3,737	(1)%
	Non-GAAP adjustments (c)(d)(e)(f)(g)	(42)	(77)		118	(129)
	Deal-related amortization	(199)	(207)		(399)	(412)
	Pro forma non-GAAP adjusted expenses	$1,681	$1,583	6%	$3,432	$3,196	7%

Exhibit 6

(unaudited)		Three Months			Six Months
		2026	2025	% Change	2026	2025	% Change

Ratings	Operating profit	$913	$715	28%	$1,794	$1,471	22%
	Transfers (a)	(1)	(1)		(2)	(2)
	Allocation changes (b)	(4)	(1)		(7)	(1)
	Pro forma recast operating profit	907	712		1,784	1,468
	Non-GAAP adjustments (c)	8	35		8	38
	Deal-related amortization	1	2		2	4
	Pro forma non-GAAP adjusted operating profit	$917	$750	22%	$1,795	$1,510	19%
	Operating profit margin	68%	62%		68%	64%
	Pro forma recast operating profit margin	68%	62%		68%	64%
	Pro forma non-GAAP adjusted operating profit margin	68%	65%		68%	66%

Indices	Operating profit	$373	$309	21%	$745	$624	19%
	Allocation changes (b)	(4)	(3)		(8)	(6)
	Pro forma recast operating profit	370	306		737	618
	Non-GAAP adjustments (d)	3	—		4	—
	Deal-related amortization	10	9		20	18
	Pro forma non-GAAP adjusted operating profit	$382	$315	21%	$760	$636	19%
	Operating profit margin	70%	69%		71%	70%
	Pro forma recast operating profit margin	69%	69%		70%	69%
	Pro forma non-GAAP adjusted operating profit margin	72%	71%		72%	71%

Energy	Operating profit	$233	$233	—%	$520	$488	6%
	Transfers (a)	26	27		67	67
	Allocation changes (b)	(12)	(13)		(26)	(25)
	Pro forma recast operating profit	247	247		561	530
	Non-GAAP adjustments (e)	15	4		19	11
	Deal-related amortization	33	33		65	65
	Pro forma non-GAAP adjusted operating profit	$296	$284	4%	$644	$606	6%
	Operating profit margin	41%	42%		43%	42%
	Pro forma recast operating profit margin	40%	41%		42%	41%
	Pro forma non-GAAP adjusted operating profit margin	48%	47%		48%	47%

Exhibit 6

Market Intelligence	Operating profit	$293	$259	13%	$733	$479	53%
	Transfers (a)	(25)	(26)		(65)	(65)
	Allocation changes (b)	3	1		9	(1)
	Pro forma recast operating profit	271	234		678	412
	Non-GAAP adjustments (f)	20	21		(140)	47
	Deal-related amortization	153	150		309	297
	Pro forma non-GAAP adjusted operating profit	$445	$405	10%	$847	$757	12%
	Operating profit margin	23%	21%		28%	20%
	Pro forma recast operating profit margin	22%	20%		28%	18%
	Pro forma non-GAAP adjusted operating profit margin	36%	35%		34%	33%

Corporate Unallocated Expense	Corporate Unallocated expense	$(104)	$(80)	(31)%	$(175)	$(145)	(21)%
	Allocation changes (b)	59	10		87	14
	Transaction accounting adjustments	6	9		13	17
	Pro forma recast Corporate Unallocated expenses	(39)	(61)		(76)	(114)
	Non-GAAP adjustments (g)	(5)	16		(9)	34
	Deal-related amortization	2	1		3	1
	Pro forma non-GAAP adjusted Corporate Unallocated expenses	$(42)	$(43)	4%	$(82)	$(79)	(4)%

Equity in Income on Unconsolidated Subsidiaries	Equity in income on unconsolidated subsidiaries	$—	$11	N/M	$—	$22	N/M
	Deal-related amortization	—	13		—	26
	Adjusted equity in income on unconsolidated subsidiaries	$—	$23	N/M	$—	$48	N/M

Pro Forma SPGI	Pro forma operating profit	$1,757	$1,450	21%	$3,684	$2,937	25%
	Non-GAAP adjustments (c)(d)(e)(f)(g)	42	77		(118)	129
	Deal-related amortization	199	207		399	412
	Pro forma non-GAAP adjusted operating profit	$1,998	$1,734	15%	$3,964	$3,478	14%
	Operating profit margin	44%	41%		46%	42%
	Pro forma operating profit margin	48%	44%		50%	44%
	Pro forma non-GAAP adjusted operating profit margin	54%	52%		54%	52%

Exhibit 6

Pro Forma Non-GAAP Adjusted Interest Expense, Net

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change

Pro forma interest expense, net	$83	$77	8%	$179	$154	16%
Non-GAAP adjustments (h)	6	6		13	13
Pro forma non-GAAP adjusted interest expense, net	$89	$83	8%	$192	$167	15%

Pro Forma Non-GAAP Adjusted Provision for Income Taxes

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change

Pro forma provision for income taxes	$367	$325	13%	$757	$640	18%
Non-GAAP adjustments (c)(d) (e) (f) (g)(h)(i)	(40)	16		(45)	26
Deal-related amortization	50	50		101	99
Pro forma non-GAAP adjusted provision for income taxes	$378	$391	(3)%	$813	$765	6%

Pro Forma Non-GAAP Adjusted Effective Tax Rate

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change

Pro forma non-GAAP adjusted operating profit	$1,998	$1,734	15%	$3,964	$3,478	14%
Pro forma other income, net	(4)	(28)		(6)	(23)
Pro forma non-GAAP adjusted interest expense, net	89	83		192	167
Pro forma non-GAAP adjusted income before taxes on income	$1,913	$1,679	14%	$3,778	$3,334	13%
Pro forma non-GAAP adjusted provision for income taxes	$378	$391		$813	$765
Effective tax rate [1]	23.5%	22.8%		22.3%	22.2%
Pro forma effective tax rate [1]	21.9%	23.2%		21.6%	22.8%
Pro forma non-GAAP adjusted effective tax rate [1]	19.8%	23.3%		21.5%	23.0%

1 The effective tax rate is calculated by dividing provision for income taxes by income before taxes, which includes income from unconsolidated subsidiaries. The pro forma effective tax rate is calculated by dividing pro forma provision for income taxes by the pro forma income before taxes, which includes income from unconsolidated subsidiaries. The pro forma non-GAAP adjusted effective tax rate is calculated by dividing pro forma non-GAAP adjusted provision for income taxes by the pro forma non-GAAP adjusted income before taxes, which includes income from unconsolidated subsidiaries.

Exhibit 6
Pro Forma Non-GAAP Adjusted Net Income attributable to SPGI and Diluted EPS

(unaudited)	2026		2025		% Change
	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS

	Three Months
Pro forma	$1,205	$4.08	$988	$3.23	22%	26%
Non-GAAP adjustments	75	0.25	55	0.18
Deal-related amortization	149	0.50	157	0.51
Pro forma non-GAAP adjusted	$1,429	$4.83	$1,201	$3.92	19%	23%

	Six Months
Pro forma	$2,539	$8.56	$1,996	$6.50	27%	32%
Non-GAAP adjustments	(87)	(0.30)	90	0.30
Deal-related amortization	298	1.01	313	1.02
Pro forma non-GAAP adjusted	$2,750	$9.27	$2,399	$7.82	15%	19%

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - Totals presented may not sum due to rounding.
Note - Pro forma recast operating profit margin is calculated as pro forma recast operating profit divided by revenue/adjusted (as recast) revenue. Pro forma operating profit margin is calculated as pro forma operating profit divided by revenue/pro forma revenue. Pro forma non-GAAP adjusted operating profit margin is calculated as pro forma non-GAAP adjusted operating profit divided by revenue/adjusted (as recast) revenue/pro forma revenue. Pro forma non-GAAP adjusted operating profit margin for the Company excluding OSTTRA was 54% for the three and six months ended June 30, 2026, and 52% and 51% for the three and six months ended June 30, 2025, respectively. Pro forma non-GAAP adjusted operating profit margin excluding OSTTRA is calculated as pro forma non-GAAP adjusted operating profit less adjusted equity in income on unconsolidated subsidiaries divided by pro forma revenue.

(a)     Reflects the product transfers of 451 Research and Maritime & Trade from Market Intelligence to Energy which include the transfer of both revenue and expenses and a small portion of expenses associated with the transfer of Credit Analytics products from Market Intelligence to Ratings.
(b)    Reflects the reallocation of costs historically allocated to Mobility that do not meet the requirements to be presented in discontinued operations and enhancements made to the allocation methodology of enterprise expenses.
(c) The three and six months ended June 30, 2026 include employee severance charges of $8 million ($6 million after-tax). The three and six months ended June 30, 2025 include employee severance charges of $8 million ($6 million after-tax) and $10 million ($7 million after-tax), respectively, and legal costs of $27 million ($21 million after-tax).
(d)    The three and six months ended June 30, 2026 include employee severance charges of $1 million ($1 million after-tax) and employee-related costs of $1 million ($1 million after-tax) and $2 million ($1 million after-tax), respectively. The six months ended June 30, 2026 include acquisition-related costs of $1 million ($1 million after-tax).
(e)    The three and six months ended June 30, 2026 include employee severance charges of $8 million ($6 million after-tax), asset impairment of $4 million ($3 million after-tax), acquisition-related costs of $3 million ($3 million after-tax) and disposition-related costs of $2 million ($2 million after-tax) and $3 million ($3 million after-tax), respectively. The three and six months ended June 30, 2025 include employee severance charges of $4 million ($3 million after-tax) and $10 million ($8 million after-tax), respectively.
(f) The three and six months ended June 30, 2026 include employee severance charges of $15 million ($11 million after-tax), acquisition-related costs of $2 million ($2 million after-tax) and $12 million ($11 million after-tax), respectively, a statutorily required labor law accrual adjustment of $2 million ($1 million after-tax) and disposition-related costs of $1 million ($1 million after-tax) and $4 million ($3 million after-tax), respectively. The six months ended June 30, 2026 includes a gain on disposition of $172 million ($168 million after-tax). The three and six months ended June 30, 2025 include employee severance charges of $19 million ($14 million after-tax) and $33 million ($25 million after-tax), respectively, acquisition-related costs of $4 million ($3 million after-tax) and $10 million ($9 million after-tax), respectively, a gain on disposition of $3 million ($2 million after-tax) and disposition-related costs of $2 million ($1 million after-tax) and $3 million ($2 million after-tax), respectively. The six months ended June 30, 2025 includes Executive Leadership Team transition costs of $4 million ($3 million after-tax).

Exhibit 6
(g)    The three and six months ended June 30, 2026 include disposition-related costs of $56 million ($104 million after-tax) and $78 million ($127 million after-tax), respectively, gain on disposition of $11 million ($8 million after-tax) and $14 million ($11 million after-tax), respectively, employee severance charges of $11 million ($8 million after-tax), transaction accounting adjustments of $6 million ($5 million after-tax) and $13 million ($10 million after-tax), respectively, and acquisition-related costs of $1 million ($1 million after-tax). The six months ended June 30, 2026 includes lease impairments of $5 million ($4 million after-tax). The three and six months ended June 30, 2025 include employee severance charges of $12 million ($9 million after-tax) and $23 million ($17 million after-tax), respectively, disposition-related costs of $9 million ($9 million after-tax) and $10 million ($10 million after-tax), respectively, transaction accounting adjustments of $9 million ($6 million after-tax) and $17 million ($13 million after-tax), respectively, Executive Leadership Team transition costs of $5 million ($4 million after-tax) and $13 million ($10 million after-tax), respectively, lease impairments of $2 million ($1 million after-tax) and $7 million ($5 million after-tax), respectively, acquisition-related costs of $1 million ($1 million after-tax) and $2 million ($2 million after-tax), respectively, legal costs of $2 million ($2 million after-tax) and an asset write-off of $1 million ($1 million after-tax).
(h) The three and six months ended June 30, 2026 include a premium amortization benefit of $6 million ($5 million after-tax) and $13 million ($10 million after-tax), respectively. The three and six months ended June 30, 2025 include a premium amortization benefit of $6 million ($5 million after-tax) and $13 million ($10 million after tax), respectively.
(i)    The three and six months ended June 30, 2026 include a tax benefit of $1 million due to annualized effective tax rate differences for GAAP.

Exhibit 7
S&P Global
Revenue Information
Three and six months ended June 30, 2026 and 2025
(dollars in millions)
Revenue by Type

(unaudited)	Three Months
	Subscription (a)			Non-subscription / Transaction (b)			Non-transaction (c)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$746	$597	25%	$593	$551	8%
Indices	87	80	9%	—	—	N/M	—	—	N/M
Energy	518	500	4%	23	25	(7)%	—	—	N/M
Market Intelligence	1,076	1,017	6%	41	42	(1)%	—	—	N/M
Mobility	383	357	7%	85	81	5%	—	—	N/M
Intersegment elimination	—	—	N/M	—	—	N/M	(53)	(49)	(7)%
Total revenue	$2,064	$1,954	6%	$895	$745	20%	$540	$502	8%

	Asset-linked fees (d)			Sales usage-based royalties (e)			Recurring variable (f)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Indices	348	286	22%	99	80	22%	—	—	N/M
Energy	—	—	N/M	27	30	(9)%	—	—	N/M
Market Intelligence	—	—	N/M	—	—	N/M	173	158	9%
Mobility	—	—	N/M	—	—	N/M	—	—	N/M
Total revenue	$348	$286	22%	$126	$110	14%	$173	$158	9%

	Six Months
	Subscription (a)			Non-subscription / Transaction (b)			Non-transaction (c)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$1,458	$1,217	20%	$1,183	$1,080	10%
Indices	171	155	10%	—	—	N/M	—	—	N/M
Energy	1,024	986	4%	132	122	9%	—	—	N/M
Market Intelligence	2,128	2,010	6%	117	98	19%	—	—	N/M
Mobility	754	700	8%	167	158	6%	—	—	N/M
Intersegment elimination	—	—	N/M	—	—	N/M	(104)	(97)	(7)%
Total revenue	$4,077	$3,851	6%	$1,874	$1,595	18%	$1,079	$983	10%

	Asset-linked fees (d)			Sales usage-based royalties (e)			Recurring variable (f)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Indices	688	574	20%	194	162	20%	—	—	N/M
Energy	—	—	N/M	65	59	9%	—	—	N/M
Market Intelligence	—	—	N/M	—	—	N/M	341	308	11%
Mobility	—	—	N/M	—	—	N/M	—	—	N/M
Total revenue	$688	$574	20%	$259	$221	17%	$341	$308	11%

N/M - Represents a change equal to or in excess of 100% or not meaningful

(a)    Subscription revenue is primarily derived from distribution of data, valuation services, analytics, third party research, and credit ratings-related information through both feed and web-based channels, market data and market insights along with other information products and software term licenses, and Mobility's core information products.

Exhibit 7
(b)    Non-subscription / transaction revenue is primarily related to ratings of publicly-issued debt and bank loan ratings.
(c)    Non-transaction revenue is primarily related to surveillance of a credit rating, annual fees for customer relationship-based pricing programs, fees for entity credit ratings and global research and analytics at Crisil. Non-transaction revenue also includes an intersegment revenue elimination charged to Market Intelligence for the rights to use and distribute content and data developed by Ratings.
(d)    Asset-linked fees is primarily related to fees based on assets underlying exchange-traded funds, mutual funds and insurance products.
(e)    Sales usage-based royalty revenue is primarily related to trading based fees from exchange-traded derivatives and licensing proprietary market price data and price assessments to commodity exchanges.
(f)    Recurring variable revenue represents revenue from contracts for services that specify a fee based on, among other factors, the number of trades processed, assets under management, or the number of positions valued.

Exhibit 7
S&P Global
Revenue Information
Three and six months ended June 30, 2026 and 2025
(dollars in millions)
Adjusted (As Recast)/Pro Forma Revenue by Type

(unaudited)	Three Months
	Subscription (a)			Non-subscription / Transaction (b)			Non-transaction (c)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$746	$597	25%	$593	$551	8%
Indices	87	80	9%	—	—	N/M	—	—	N/M
Energy	569	548	4%	27	29	(6)%	—	—	N/M
Market Intelligence	1,025	969	6%	37	38	(2)%	—	—	N/M
Intersegment elimination	—	—	N/M	—	—	N/M	(53)	(49)	(7)%
Pro forma revenue	$1,681	$1,597	5%	$810	$664	22%	$540	$502	8%

	Asset-linked fees (d)			Sales usage-based royalties (e)			Recurring variable (f)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Indices	348	286	22%	99	80	22%	—	—	N/M
Energy	—	—	N/M	27	30	(9)%	—	—	N/M
Market Intelligence	—	—	N/M	—	—	N/M	173	158	9%
Pro forma revenue	$348	$286	22%	$126	$110	14%	$173	$158	9%

	Six Months
	Subscription (a)			Non-subscription / Transaction (b)			Non-transaction (c)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$1,458	$1,217	20%	$1,183	$1,080	10%
Indices	171	155	10%	—	—	N/M	—	—	N/M
Energy	1,125	1,081	4%	158	147	8%	—	—	N/M
Market Intelligence	2,027	1,915	6%	91	73	24%	—	—	N/M
Intersegment elimination	—	—	N/M	—	—	N/M	(104)	(97)	(7)%
Pro forma revenue	$3,323	$3,151	5%	$1,707	$1,437	19%	$1,079	$983	10%

	Asset-linked fees (d)			Sales usage-based royalties (e)			Recurring variable (f)
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change

Ratings	$—	$—	N/M	$—	$—	N/M	$—	$—	N/M
Indices	688	574	20%	194	162	20%	—	—	N/M
Energy	—	—	N/M	65	59	9%	—	—	N/M
Market Intelligence	—	—	N/M	—	—	N/M	341	308	11%
Pro forma revenue	$688	$574	20%	$259	$221	17%	$341	$308	11%

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - Segment revenue represents adjusted (as recast) revenue. Consolidated revenue represents total pro forma revenue.

(a)    Subscription revenue is primarily derived from distribution of data, valuation services, analytics, third party research, and credit ratings-related information through both feed and web-based channels, market data and market insights along with other information products and software term licenses.
(b)    Non-subscription / transaction revenue is primarily related to ratings of publicly-issued debt and bank loan ratings.

Exhibit 7
(c)    Non-transaction revenue is primarily related to surveillance of a credit rating, annual fees for customer relationship-based pricing programs, fees for entity credit ratings and global research and analytics at Crisil. Non-transaction revenue also includes an intersegment revenue elimination charged to Market Intelligence for the rights to use and distribute content and data developed by Ratings.
(d)    Asset-linked fees is primarily related to fees based on assets underlying exchange-traded funds, mutual funds and insurance products.
(e)    Sales usage-based royalty revenue is primarily related to trading based fees from exchange-traded derivatives and licensing proprietary market price data and price assessments to commodity exchanges.
(f)    Recurring variable revenue represents revenue from contracts for services that specify a fee based on, among other factors, the number of trades processed, assets under management, or the number of positions valued.

Exhibit 8
S&P Global
Non-GAAP Financial Information
Three and six months ended June 30, 2026 and 2025
(dollars in millions)
 Computation of Free Cash Flow and Adjusted Free Cash Flow Excluding Certain Items

(unaudited)	Three Months		Six Months
	2026	2025	2026	2025
Cash provided by operating activities	$1,439	$1,445	$2,476	$2,398
Capital expenditures	(38)	(61)	(65)	(104)
Distributions to noncontrolling interest holders	(71)	(74)	(162)	(168)
Free cash flow	$1,330	$1,310	$2,249	$2,126
Employee severance and transition costs	25	40	81	110
Acquisition and disposition-related costs	1	7	18	22
Tax on gain from divestitures	8	—	8	—
Payment of legal costs	6	—	6	—
Adjusted free cash flow excluding certain items	$1,370	$1,357	$2,362	$2,258

S&P Global Pro Forma Organic, Constant Currency Revenue

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Pro forma revenue	$3,678	$3,317	11%	$7,397	$6,674	11%
Ratings acquisition	(3)	—		(6)	—
Indices acquisition	(1)	—		(3)	—
Energy acquisitions	(2)	—		(5)	—
Market Intelligence acquisitions and divestitures	(29)	(29)		(71)	(59)
Pro forma organic revenue	$3,643	$3,288	11%	$7,312	$6,615	11%
Fx impact (favorable)	5	—		36	—
Pro forma organic revenue constant currency basis	$3,638	$3,288	11%	$7,276	$6,615	10%

Ratings Organic, Constant Currency Revenue

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Ratings revenue	$1,339	$1,148	17%	$2,641	$2,297	15%
Acquisition	(3)	—		(6)	—
Organic revenue	$1,336	$1,148	16%	$2,635	$2,297	15%
Fx impact (favorable)	5	—		26	—
Organic revenue constant currency basis	$1,331	$1,148	16%	$2,609	$2,297	14%

Exhibit 8
Indices Organic, Constant Currency Revenue

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Indices revenue	$534	$446	20%	$1,053	$891	18%
Acquisition	(1)	—		(3)	—
Organic revenue	533	446	19%	1,050	891	18%
Fx impact (favorable)	—	—		1	—
Organic revenue constant currency basis	$533	$446	19%	$1,049	$891	18%

Energy Adjusted (As Recast) Organic, Constant Currency Revenue

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Energy adjusted (as recast) revenue	$623	$607	3%	$1,348	$1,287	5%
Acquisition	(2)	—		(5)	—
Adjusted (as recast) organic revenue	$621	$607	2%	$1,343	$1,287	4%
Fx impact (favorable)	—	—		1	—
Adjusted (as recast) organic revenue constant currency basis	$621	$607	2%	$1,342	$1,287	4%

Market Intelligence Adjusted (As Recast) Organic, Constant Currency Revenue

(unaudited)	Three Months			Six Months
	2026	2025	% Change	2026	2025	% Change
Market Intelligence adjusted (as recast) revenue	$1,235	$1,165	6%	$2,459	$2,296	7%
Acquisitions and divestitures	(29)	(29)		(71)	(59)
Adjusted (as recast) organic revenue	$1,206	$1,136	6%	$2,388	$2,237	7%
Fx impact (favorable)	—	—		8	—
Adjusted (as recast) organic revenue constant currency basis	$1,206	$1,136	6%	$2,380	$2,237	6%

Note - The impact of foreign exchange rates refers to constant currency comparisons estimated by recalculating current year results of foreign operations using the average exchange rate from the prior year.

Exhibit 9
S&P Global
 Non-GAAP Guidance
Reconciliation of 2026 Non-GAAP Guidance

(unaudited)
	Low	High
Diluted EPS	$16.35	$16.60
Deal-related amortization	2.00	2.00
Gain on sale from divestitures	(1.20)	(1.20)
Premium amortization benefit	(0.06)	(0.06)
Tax rate and other	0.41	0.41
Non-GAAP adjusted diluted EPS	$17.50	$17.75